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                     AMERICAN UNITED LIFE INSURANCE COMPANY
                       CERTIFICATE OF WRITTEN CONSENT ON
           SECURITIES AND EXCHANGE COMMISSION REGISTRATION STATEMENTS

      I, Thomas M. Zurek, do hereby certify that I am the duly elected and qualified Secretary of American United Life Insurance Company and the keeper of the records and corporate seal of said corporation and that the attached is a true and correct copy of resolution adopted by the Board of Directors of said corporation on March 12, 2013:

      RESOLVED, That the Board of Directors does hereby authorize and direct officers of the Corporation to execute and file with the Securities and Exchange Commission (the "SEC"), Post Effective Amendments to the AUL Retirement Services' AUL American Unit Trust's Registration Statement, File No. 033-31375; the Individual AUL American Individual Unit Trust's Registration Statement, File No. 033-79562; the Individual AUL American Individual Variable Annuity Unit Trust's (SelectPoint) Registration Statement, File No. 033-70049; the Individual AUL American Individual Variable Annuity Unit Trust's (DirectPoint) Registration Statement, File No. 033-70065; the Individual AUL American Individual Variable Annuity Unit Trust's (StarPoint) Registration Statement, File No. 333-99191; the Individual AUL American Individual Variable Annuity Unit Trust's (Voyage Protector) Registration Statement, File No. 333-141415; the Individual AUL American Individual Variable Life Unit Trust's (Flexible Premium Adjustable Variable Life) Registration Statement, File No. 333-32531; the Individual AUL American Individual Variable Life Unit Trust's (Modified Single Premium Variable Life) Registration Statement, File No. 333-32553 and the Individual AUL American Individual Variable Life Unit Trust's (American Accumulator) Registration Statement, File No. 333-152925; all under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, in order to continue the issuance and sale of units of the separate accounts;

      FURTHER RESOLVED, That the Board of Directors does hereby authorize Richard M. Ellery, Associate General Counsel & Chief Compliance Officer of the Separate Account for the Investment Advisor, Stephen L. Due, Assistant General Counsel and Thomas M. Zurek, General Counsel & Secretary, to make such alterations and changes in the Post Effective Amendments to the aforementioned Registration Statements as he may deem appropriate or necessary to comply with the requirements imposed by the SEC for the filing of any and all Post Effective Amendments to the Registration Statements; and

      FURTHER RESOLVED, That the Directors and officers of the Corporation who may be required to execute the separate accounts' Registration Statements on Form N-4, N-6 and any amendments thereto be, and each of them hereby is, authorized to execute a power of attorney (or any such previously executed power of attorney is hereby ratified), appointing Richard M. Ellery, Stephen L. Due and Thomas M. Zurek their true and lawful attorneys, to execute in their name, place

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      and stead, in their capacity as Director or officer of the Corporation, said Registration Statements and any amendments thereto, and all instruments necessary or incidental in connection therewith, and to file the same with the SEC; and said attorneys shall have the power to act thereunder and shall have full power of substitution and resubstitution and said attorneys shall have full power and authority to do and perform in the name and on behalf of each of said Directors and officers, or any or all of them, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of said Directors or officers, or any or all of them, might or could do in person, said acts of said attorneys, being hereby ratified and approved.


      IN WITNESS WHEREOF, I have hereunto affixed my name as Secretary and have caused the corporate seal of said corporation to be hereto affixed this 1st day of April, 2013.

                 /s/ Thomas M. Zurek
                 Thomas M. Zurek, Secretary
                 American United Life Insurance Company